Filed Pursuant to Rule 433

Registration Nos.: 333-195774 and 333-195774-03

$750MM NISSAN AUTO LEASE TRUST 2015-A

Joint Books	: Barclays (str), BAML, Credit Ag
Co-Mgrs	: Lloyds, Mizuho, MUFG, Scotia, Soc Gen

CLS	AMT($MM)	WAL	M/F	WIN	E.FIN	L.FIN	BMK+SPD	YLD	COUP	PRICE
A-1	91.000	0.26	P-1/F1+	1-6	12/15	07/16		0.40%	0.40%	100.00000
A-2A	135.000	1.17	Aaa/AAA	6-20	02/17	11/17	EDSF +35	1.000%	0.99%	99.99082
A-2B	197.000	1.17	Aaa/AAA	6-20	02/17	11/17	1ML +35		1ML+35	100.00000
A-3	252.000	1.89	Aaa/AAA	20-26	08/17	06/18	EDSF +45	1.413%	1.40%	99.98353
A-4	75.000	2.28	Aaa/AAA	26-29	11/17	05/21	IntS +50	1.588%	1.58%	99.99383

TICKER:	NALT 2015-A		REGISTRATION:	SEC-REG
EXPECTED PXG:	PRICED		EXPECTED RATINGS:	MOODY’S/FITCH
EXPECTED SETTLE:	06/24/15		PXG SPEED:	75% PPC TO MAT
FIRST PAY:	07/15/15		ERISA ELIGIBLE:	YES
BILL & DELIVER:	BARCLAYS		MIN DENOMS:	$25K x $1K
CUSIPS:	A-1	65473DAA0
	A-2A	65473DAB8
	A-2B	65473DAC6
	A-3	65473DAD4
	A-4	65473DAE2

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.